Exhibit 23.1

SALISBURY BANCORP, INC.

CONSENT OF SHATSWELL, MACLEOD & COMPANY, P.C.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 and S-3/A (No. 333-160767), Form S-3D (No. 333-152930) and Form S-8 (No. 333-17456) of Salisbury Bancorp, Inc. of our report dated February 27, 2013 relating to the financial statements which appears in this Form 10-K.

/s/ Shatswell, MacLeod & Company P.C.

West Peabody, Massachusetts

February 27, 2013